                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

- --------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          SILVERSTREAM SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)
                          SILVERSTREAM SOFTWARE, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                          SILVERSTREAM SOFTWARE, INC.

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 2001

     The Annual Meeting of Stockholders of SilverStream Software, Inc. will be held on May 1, 2001, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109, to consider and act upon the following matters:

     1.  To elect two Class II directors;

     2. To approve an amendment to the Amended and Restated 1997 Stock Incentive Plan increasing from 6,000,000 to 7,000,000 the number of shares of common stock reserved for issuance under the plan;

     3. To ratify our selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the meeting or at any adjournments thereof.

     Stockholders of record at the close of business on March 21, 2001 are entitled to notice of, and to vote at, the annual meeting and at any adjournments thereof. Our stock record books will remain open for the purchase and sale of our common stock. The list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at our principal executive offices, 2 Federal Street, Billerica, Massachusetts 01821.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          /S/ David Litwack

                                          President and Chief Executive Officer

Billerica, Massachusetts
April 3, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE OR BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                          SILVERSTREAM SOFTWARE, INC.
                                2 FEDERAL STREET
                         BILLERICA, MASSACHUSETTS 01821

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 2001

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS FOR USE AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2001 AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT MEETING.

     All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder affirmatively revokes the proxy.

     OUR ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2000 IS BEING MAILED TO STOCKHOLDERS WITH THE MAILING OF THIS NOTICE AND PROXY STATEMENT ON OR ABOUT APRIL 3, 2001.

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO:
SECRETARY, SILVERSTREAM SOFTWARE, INC., 2 FEDERAL STREET, BILLERICA, MASSACHUSETTS 01821. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     On March 21, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 21,791,992 shares of our common stock, $.001 par value per share. Each share is entitled to one vote.

     Under our by-laws, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the approval of the amendment to our Amended and Restated 1997 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2001.

     Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February 28, 2001, with respect to the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock; (ii) each director and nominee for director; (iii) each executive officer named below in the Summary Compensation Table under the heading "Executive Compensation"; and (iv) all our directors and executive officers as a group.

     The number of shares of our common stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares that the individual has the right to acquire within 60 days after February 28, 2001 through the exercise of any stock option or other right. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                               SHARES OF COMMON    APPROXIMATE PERCENT
                                                              STOCK BENEFICIALLY     OF COMMON STOCK
NAME AND ADDRESS                                                   OWNED(1)             OWNED(%)
- ----------------                                              ------------------   -------------------
FMR Corp.(2)................................................      3,024,270               14.2%
  82 Devonshire Street
  Boston, MA 02109-3614
David R. Skok...............................................      1,084,849                5.1
David A. Litwack(3).........................................      2,079,849                9.7
Peter E. Brumme.............................................        443,221                2.1
John W. Pearce(4)...........................................        267,395                1.3
Kim A. Sheffield(5).........................................        307,969                1.4
Arnold Epstein(6)...........................................        390,987                1.8
Timothy Barrows(7)..........................................        774,444                3.6
  c/o Matrix IV Management Co., L.P.
  1000 Winter Street, Suite 4500
  Waltham, MA 02451
Richard A. D'Amore(8).......................................        159,824                  *
  c/o North Bridge Venture Partners, L.P.
  950 Winter Street, Suite 4600
  Waltham, MA 02451
Paul J. Severino............................................         42,182                  *
Craig A. Dynes(9)...........................................         83,681                  *
Diane Gordon(10)............................................         26,637                  *
All directors and executive officers as a group (12               5,673,038               26.5
  persons)(11)..............................................

- ---------------
* Represents beneficial ownership of less than one percent of the common stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to shares. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (2) Includes 2,407,070 shares beneficially owned by Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.), 516,100 shares beneficially owned by Fidelity Management Trust Company (a wholly owned subsidiary of FMR Corp.) and 101,100 shares beneficially owned by Fidelity International Limited ("FIL"). FIL operates as an entity independent of FMR Corp. and Fidelity Management & Research Company. FMR Corp. and FIL believe that they are not acting as a "group" pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended. FMR Corp. and FIL are of the view that they are not required to attribute to each other beneficial ownership of securities beneficially owned by the other corporation. However, FMR Corp. filed its ownership of SilverStream shares on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis. Each of Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp. has sole investment power over the 2,407,070 shares held by Fidelity Management & Research Company. Sole voting power over such 2,407,070 shares resides in Fidelity Management & Research Company's board of trustees. Edward C. Johnson 3d and FMR Corp. each have sole voting and investment power over the 516,100 shares held by Fidelity Management Trust Company. FIL has sole voting and investment power over its 101,100 shares. In addition, various persons, including Fidelity Advisor Small Cap Fund, have the right to receive or the power to direct receipt of dividends from, or the proceeds from the sale of, SilverStream common stock. This information is based on Amendment No. 1 to Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2001.

 (3) Includes 1,010,214 shares held by the Litwack Irrevocable Trust.

 (4) Includes 8,750 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2001.

 (5) Includes 6,250 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2001.

 (6) Includes 6,250 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2001.

 (7) Includes 718,674 shares held by Matrix Partners IV, L.P. and 34,094 shares held by Matrix IV Entrepreneurs Fund, L.P. Matrix IV Management Co., L.P. is the general partner of each of Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. Mr. Barrows, a director of SilverStream, is a general partner of Matrix IV Management Co., L.P. Mr. Barrows disclaims beneficial ownership of the shares held by Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. except to the extent of his pecuniary interests therein arising from his general partnership interest in Matrix IV Management Co., L.P.

 (8) Includes 5,026 shares held by the Deanna D'Amore Trust.

 (9) Includes 8,250 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2001, 490 shares held by Mr. Dynes' wife and 50 shares held by Mr. Dynes' son.

(10) Includes 23,750 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2001.

(11) Includes an aggregate of 65,750 shares of common stock of the company issuable upon exercise of stock options held by all officers and directors as a group which are exercisable within 60 days of February 28, 2001.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our Board of Directors currently consists of five persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class II (whose terms expire at this annual meeting), one director in Class III (whose term expires at the annual meeting of stockholders in 2002) and two directors in Class I (whose terms expire at the annual meeting of stockholders in 2003). Two Class II directors are to be elected at this annual meeting. Each of these Class II directors will hold office until the annual meeting of stockholders in 2004 or until his successor has been duly elected and qualified.

     Set forth below for each of our directors are his name and age, the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director. Also set forth below are the names of our other current executive officers, their ages and their principal occupations and business experiences during the past five years. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of February 28, 2001, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

            NOMINEES FOR TERMS EXPIRING IN 2004 (CLASS II DIRECTORS)

     The Board of Directors has nominated David A. Litwack and Richard A. D'Amore as Class II Directors, each to serve a term of three years until the 2004 annual meeting of stockholders. Each of the nominees has consented to serve until his term expires if elected as a Class II director. In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     David A. Litwack, age 54, has served as our President and Chief Executive Officer since May 1997 and as a member of our Board of Directors since November 1996. Before joining us, Mr. Litwack served as Executive Vice President of Sybase Inc., an enterprise software company, from February 1995 to May 1997 and as President of Powersoft Corporation, a client server development tools company, from June 1991 to its acquisition by Sybase in February 1995. In addition, Mr. Litwack is a director of e-Room Technology, Inc., a data management company and Trellix Corp., a web site creation software company.

     Richard A. D'Amore, age 47, has served as a director since July 1996. Mr. D'Amore has been a general partner of North Bridge Venture Partners since 1994. He is also a director of Solectron Corporation, Veeco Instruments Inc., Centra Software, Inc. and SmarterKids.com, Inc.

          THE BOARD RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES.

            DIRECTOR WHOSE TERM EXPIRES IN 2002 (CLASS III DIRECTOR)

     Paul J. Severino, age 54, has served as a director since May 1999. Mr. Severino has served as the Chairman of NetCentric Corporation, a provider of Internet protocol telephony applications, since August 1997, and Chief Executive Officer from February 1998 to April 1999. Prior to that, he served as NetCentric's Acting Chief Executive Officer from August 1997 to February 1998. He is a founder of Wellfleet Communications, Inc., a supplier of internetworking communication products, where he served as President and Chief Executive Officer from October 1986 to October 1994. From October 1994 to October 1996, he served as Chairman of BayNetworks after its formation from the merger of Wellfleet and SynOptics Communications, Inc. Mr. Severino is also a director of Media 100, Inc., Interspeed, Inc., MCK Communications, Inc. and Sonus Networks, Inc.

            DIRECTORS WHOSE TERMS EXPIRE IN 2003 (CLASS I DIRECTORS)

     David R. Skok, age 45, founded SilverStream and has served as our Chairman of the Board of Directors since inception and our President and Chief Executive Officer from May 1996 to November 1996. He also served as Treasurer from May 1996 to June 1999. Before founding SilverStream, Mr. Skok founded Watermark Software, a document management and imaging company, and served as its President and Chief Executive Officer from January 1993 until June 1996.

     Timothy Barrows, age 44, has served as a director since July 1996. Mr. Barrows has been a general partner of Matrix Partners since August 1984. Mr. Barrows is also a director of Sycamore Networks, Inc.

                    OTHER EXECUTIVE OFFICERS OF SILVERSTREAM

     Craig A. Dynes, age 46, has served as our Vice President and Chief Financial Officer since July 1997 and as Treasurer and Secretary since June 1999. Prior to joining us, Mr. Dynes served as Vice President of Finance, Products Group, of Sybase from October 1996 to June 1997. Mr. Dynes served as Vice President of Finance and Operations and Chief Financial Officer of Powersoft from August 1995 to October 1996.

     Arnold S. Epstein, age 51, has served as our Vice President and Chief Technology Officer since July 1996. Prior to joining us, Mr. Epstein served as Chief Technical Officer of Watermark from March 1993 to June 1996.

     Diane Gordon, age 42, has served as our Vice President, Customer Services since January 1999. Prior to joining us, Ms. Gordon served as Vice President of Operations of Gartner Learning, an independent research company, from March 1997 to September 1998. From March 1991 to February 1997, Ms. Gordon served as Director of Professional Services of Progress Software, a software company.

     Robert Morris, age 52, has served as our Vice President of Strategic Development since December 2000. Prior to joining us, Mr. Morris was the Senior Director, Strategy and Technology of Citrix Systems, Inc. from August 1998 until December 2000 where he was responsible for corporate business strategy, integrating advanced technology, product, and operational strategies and managing executive relationships with Microsoft Corporation, IBM, Sun Microsystems, Inc. and Cisco Systems, Inc. Prior thereto, from November 1972 until July 1998, Mr. Morris held a number of positions at IBM including branch, regional, and headquarters management in sales and marketing, and most recently as Business Management Executive for the Java Software Division and Business Development Executive for the IBM Software Group.

     John W. Pearce, age 47, has served as our Senior Vice President, Worldwide Sales since January 2000. Beginning in early 2001, Mr. Pearce's responsibilities were changed to management of our marketing group on an interim basis. He also served as Vice President, International Operations from January 1997 to January 2000 and Chief Financial Officer from July 1996 to July 1997. Prior to joining us, Mr. Pearce served as Vice President, International Sales and Chief Financial Officer of Watermark from January 1993 to June 1996.

     Kim A. Sheffield, age 45, has served as our Vice President, Research and Development since July 1996. Prior to joining us, Mr. Sheffield served as Vice President of Research and Development, Powersoft Division of Sybase from February 1995 to June 1996.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held five meetings during the fiscal year ended December 31, 2000. Each director attended at least 75% of the total number of such meetings.

     The Board of Directors has an Audit Committee and a Compensation Committee. During 2000, the Board did not create any ad hoc committees for special purposes.

     The Audit Committee consists of three outside directors, Messrs. Barrows, D'Amore and Severino. The Audit Committee reviews the professional services provided by our independent auditors, the independence of such auditors from our management and our annual financial statements and system of internal accounting controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee held five meetings in the last fiscal year and each member of the Audit Committee attended at least 75% of the total of such meetings.

     The Compensation Committee consists of three outside directors, Messrs. Barrows, D'Amore and Severino. The Compensation Committee reviews executive salaries, administers our bonus, incentive compensation and stock plans, and approves the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with our management regarding our benefit plans and compensation policies and practices. The Compensation Committee held one meeting during the last fiscal year and each member of the Compensation Committee attended such meeting.

COMPENSATION FOR DIRECTORS

     We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. We may, in our discretion, grant stock options and other equity awards to our non-employee directors from time to time pursuant to the Amended and Restated 1997 Stock Incentive Plan. On November 17, 2000, we granted to each of Richard D'Amore and Timothy Barrows an option to purchase 25,000 shares of common stock at a per share exercise price of $17.25 under the Amended and Restated 1997 Stock Incentive Plan.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information for each of the last three fiscal years regarding the annual and long-term compensation of our Chairman of the Board of Directors, President and Chief Executive Officer and five other most highly compensated executive officers whose total annual salary and bonus for the year ended December 31, 2000 exceeded $100,000, and one executive officer who would have been one of the four most highly compensated executive officers during 2000 had such officer been serving as such at the end of 2000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                                  ------------------------------
                                                                                      STOCK
                                           ANNUAL COMPENSATION     RESTRICTED      UNDERLYING            ALL
                                 FISCAL   ---------------------      STOCK           OPTIONS            OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY($)    BONUS($)   AWARDS($)(1)    (# OF SHARES)    COMPENSATION($)
- ---------------------------      ------   ----------   --------   ------------   ---------------   ---------------
David R. Skok..................   2000     $120,000    $    --         --                --        --
  Chairman of the Board of        1999      120,000         --         --                --        --
  Directors                       1998      120,000         --         --                --        --
David A. Litwack...............   2000      120,000         --         --                --        --
  President and Chief             1999      120,000         --         --                --        --
  Executive Officer               1998      120,000         --         --                --        --
John W. Pearce.................   2000      175,000     79,276         --            47,000        --
  Senior Vice President,          1999      100,000     78,234         --                --        --
  Worldwide Sales(2)              1998      125,000     20,000         --                --        --
Craig A. Dynes.................   2000      170,000         --         --            45,000        --
  Vice President,                 1999      124,583     55,000         --            10,000        --
  Chief Financial Officer,        1998      119,583     20,000         --                --        --
  Treasurer and Secretary
Diane Gordon...................   2000      150,000     38,014         --            45,000        --
  Vice President, Customer        1999      119,616     50,000         --            55,000        --
  Service (joined SilverStream    1998           --         --         --                --        --
  in January 1999)
Kim A. Sheffield...............   2000      150,000         --         --            45,000        --
  Vice President of Research &    1999      130,000     30,000         --                --        --
  Development                     1998      120,000     20,000         --                --        --
Arnold S. Epstein..............   2000      150,000         --         --            40,000        --
  Vice President and Chief        1999      130,000     30,000         --                --        --
  Technology Officer              1998      120,000     20,000         --                --        --
Peter E. Brumme................   2000      157,436         --         --            25,000(3)     $60,000(4)
  Vice President, Marketing       1999      150,000     25,000         --                --        --
  and Business Development        1998      125,000     20,000         --                --        --
  (resigned as of August 31,
  2000)

- ---------------
(1) Craig Dynes beneficially held 10,500 shares of restricted stock as of December 31, 2000 with a value as of December 31, 2000, based on the closing sale price on December 29, 2000 ($20.625) of $211,313.

(2) In early 2001, Mr. Pearce assumed management of our marketing group on an interim basis and ceased management of our worldwide sales organization.

(3) The shares underlying this option had not vested and were not exercisable at the time of Mr. Brumme's resignation on August 31, 2000. The option has terminated.

(4) Represents (i) $20,000 in cash for consulting services rendered by Mr. Brumme after August 31, 2000 and (ii) $40,000 in cash, equivalent to three months of Mr. Brumme's salary (based on his fiscal year 2000 annual salary). Does not include $751,942, the aggregate value of 28,243 shares of common stock purchased by Mr. Brumme in 1996, subject to a restricted stock agreement providing us with, among other things, a repurchase option until October 31, 2000 which we did not exercise. The aggregate value of these 28,243 shares is based on the closing sale price of our common stock on September 15, 2000, the effective date of such Separation Agreement. See "Severance Arrangements."

     The Board of Directors awarded the cash bonuses to the members of senior management as identified above in recognition of individual performance and the achievement of our goals in 2000.

     Option Grant Table. The following table sets forth each grant of stock options during the fiscal year ended December 31, 2000 made to each of the named executive officers. No appreciation rights were granted during such fiscal year.

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                               PERCENT OF                              ANNUAL RATES OF
                                  NUMBER OF      TOTAL                                   STOCK PRICE
                                 SECURITIES     OPTIONS                               APPRECIATION FOR
                                 UNDERLYING    GRANTED TO   EXERCISE                   OPTION TERM(3)
                                   OPTIONS     EMPLOYEES    PRICE(2)   EXPIRATION   ---------------------
NAME                             GRANTED(#)    IN 2000(1)    ($/SH)       DATE       5%($)       10%($)
- ----                             -----------   ----------   --------   ----------   --------   ----------
David R. Skok..................         --         --%       $   --            --   $     --   $       --
David A. Litwack...............         --         --            --            --         --           --
John W. Pearce.................     35,000        0.9         44.75      4/4/2010    985,006    2,496,199
                                    12,000        0.3         23.25     10/5/2010    175,462      444,654
Craig A. Dynes.................     25,000        0.6         44.75      4/4/2010    703,576    1,782,999
                                    10,000        0.3         23.25     10/5/2010    146,218      370,545
                                    10,000        0.3         17.25    11/17/2010    108,484      274,921
Diane Gordon...................     25,000        0.6         44.75      4/4/2010    703,576    1,782,999
                                    10,000        0.3         23.25     10/5/2010    146,218      370,545
                                    10,000        0.3         17.25    11/17/2010    108,484      274,921
Kim A. Sheffield...............     25,000        0.6         44.75      4/4/2010    703,576    1,782,999
                                    10,000        0.3         23.25     10/5/2010    146,218      370,545
                                    10,000        0.3         17.25    11/17/2010    108,484      274,921
Arnold S. Epstein..............     25,000        0.6         44.75      4/4/2010    703,576    1,782,999
                                    10,000        0.3         23.25     10/5/2010    146,218      370,545
                                     5,000        0.1         17.25    11/17/2010     54,242      137,460
Peter E. Brumme................     25,000(4)     0.6         44.75      4/4/2010    703,576    1,782,999

- ---------------
(1) Based on options to purchase an aggregate of 3,913,426 shares granted to employees under the Amended and Restated 1997 Stock Incentive Plan during the 12 months ended December 31, 2000. Options granted in 2000 generally became exercisable with respect to 25% of the shares covered thereby on the first anniversary of the date of grant and with respect to 6.25% of the shares covered thereby for each three-month period thereafter.

(2) The exercise price was equal to the fair market value of our common stock as valued by the Board of Directors on the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(4) The shares underlying this option had not vested and were not exercisable at the time of Mr. Brumme's resignation on August 31, 2000. The option has terminated.

     Year-End Option Table. The following table sets forth for each of the named executive officers options exercised and the number and value of securities underlying unexercised options that are held by the named executive officers as of December 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              SHARES       VALUE        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           ACQUIRED ON    REALIZED     AT DECEMBER 31, 2000         AT DECEMBER 31, 2000(2)
NAME                       EXERCISE (#)    ($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE ($)
- ----                       ------------   --------   -------------------------   -----------------------------
David R. Skok............         --            --           0/0                          $0/0
David A. Litwack.........         --            --           0/0                          0/0
John W. Pearce...........         --            --        0/47,000                        0/0
Craig A. Dynes...........      2,000      $ 53,250      1,500/51,500                 18,938/115,813
Diane Gordon.............     10,000      $453,500      11,500/78,500               160,188/501,688
Kim A. Sheffield.........         --            --        0/45,000                      0/33,750
Arnold S. Epstein........         --            --        0/40,000                      0/16,875
Peter E. Brumme..........         --            --           0/0                          0/0

- ---------------
(1) Value is based on the closing sale price of our common stock as of the date of exercise minus the exercise price.

(2) On December 29, 2000, the closing sale price reported on the Nasdaq National Market for our common stock was $20.625 per share.

SEVERANCE ARRANGEMENTS

     In connection with Peter Brumme's resignation on August 31, 2000 and pursuant to a Separation Agreement with Mr. Brumme, dated August 28, 2000, we did not exercise our repurchase option for 28,243 shares of common stock pursuant to a Founders Stock Restriction Agreement, dated November 12, 1996, between Mr. Brumme and SilverStream. The Separation Agreement provided for a one-time payment to Mr. Brumme equal to three months of his salary (based on his fiscal 2000 salary) and a payment of $20,000 for certain consulting services rendered after Mr. Brumme's resignation. The Separation Agreement further provided for certain health benefits to continue through October 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Based solely on our review of reports filed by such reporting persons, we believe that during the year ended December 31, 2000, all filings required to be made by all officers, directors and holders of more than 10% of our common stock were timely made in accordance with the requirements of Section 16(a) except as described below.

     Mr. D'Amore failed to file a Form 4 required by Section 16(a) on a timely basis to report the purchase of 20,000 shares of common stock on November 30, 2000. This transaction was disclosed on a Form 4 filed on January 10, 2001.

     Mr. Severino failed to file Forms 4 required by Section 16(a) on a timely basis to report the acquisition of 8,591 shares of common stock on February 25, 2000 and 8,591 shares of common stock on May 16, 2000 resulting from liquidating distributions from North Bridge Venture Partners, L.P. These transactions were disclosed on a Form 4 filed on December 20, 2000.

     Ms. Gordon failed to file a Form 4 required by Section 16(a) on a timely basis to report the exercise of 1,500 shares of common stock on March 2, 2000. This transaction was disclosed on a Form 4 filed on April 2, 2001. In addition, Ms. Gordon failed to report on her Form 3, filed on August 16, 1999, an option to purchase 10,000 shares of common stock. This holding was reported on an Amended Form 3 filed on April 2, 2001.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

     SilverStream's executive compensation program is administered by the Compensation Committee. The Compensation Committee, which is comprised of three outside directors, establishes and administers SilverStream's executive compensation policies and plans and administers its stock option and other equity-related employee compensation plans. The Compensation Committee considers internal and external information in determining certain officers' compensation, including outside survey data.

  Compensation Philosophy

     SilverStream's compensation policies for its executive officers are based on the belief that the interests of executives should be closely aligned with those of its stockholders. These compensation policies are designed to achieve the following objectives:

     - Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value.

     - Maintain a significant portion of executives' total compensation at risk, tied to both our annual and long-term financial performance and the creation of stockholder value.

     - Further SilverStream's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

  Compensation Program

     SilverStream's executive compensation program has three major integrated components, base salary, annual incentive awards and long term incentives.

     Base Salary. Base salary levels for executive officers are determined annually by reviewing the pay practices of software companies of similar size and market capitalization, the skills, performance level and contribution to the business of individual executives, and SilverStream's needs. Overall, we believe that base salaries for SilverStream's executive officers are competitive with median base salary levels for similar positions in comparable software companies.

     Annual Incentive Awards. SilverStream's executive officers are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Compensation Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific company performance measures and by the achievement of specified individual objectives and the degree to which each executive officer contributes to SilverStream's overall success and to the effectiveness of its management team. For 2000, the formula for these bonuses was based on sales growth, the successful execution of strategies related to mergers and acquisitions and other individual objectives, thus establishing a direct link between executive pay and SilverStream's growth. SilverStream achieved the objectives set by the Compensation Committee in 2000.

     Long-Term Incentives. The Compensation Committee believes that stock options are an excellent vehicle for compensating officers and employees. SilverStream provides long-term incentives through our 1996 Founders Stock Incentive Plan and our Amended and Restated 1997 Stock Incentive Plan, the purposes of which are to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments, generally over four or five years. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to our performance, the anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of our common stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value.

  Chairman of the Board of Directors

     Mr. Skok's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Skok's current annual base salary is $120,000, with a target bonus of up to $50,000 based on performance, subject to annual review and increase by the Board of Directors. As of December 31, 2000, Mr. Skok beneficially owned 1,084,849 shares of SilverStream's common stock.

  President and Chief Executive Officer

     Mr. Litwack's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Litwack's current annual base salary is $120,000, with a target bonus of up to $50,000 based on performance, subject to annual review and increase by the Board of Directors. As of December 31, 2000, Mr. Litwack beneficially owned 2,079,849 shares of SilverStream's common stock.

  Section 162(m) Limitation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to SilverStream's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Having considered the requirements of Section 162(m) of the Code, the Compensation Committee believes that grants made pursuant to the 1996 Founders Stock Incentive Plan and Amended and the Restated 1997 Stock Incentive Plan meet such requirements and are, therefore, exempt from the limitations on deductibility. Historically, the compensation of each executive officer has been well below the $1,000,000 limit. The Compensation Committee's present intention is to structure its stock option grants and certain other equity-based awards in a manner that complies with Section 162(m) of the Code unless the Compensation Committee believes that such compliance would not be in the best interest of SilverStream or its stockholders.

                                          COMPENSATION COMMITTEE

                                          Richard A. D'Amore
                                          Timothy Barrows
                                          Paul J. Severino

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. D'Amore, Barrows and Severino served as members of our Compensation Committee during the year ended December 31, 2000. Messrs. D'Amore, Barrows and Severino were not at any time during 2000, or formerly, officers or employees of us or any of our subsidiaries.

     None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is composed of three members and acts under a written charter first adopted and approved in June 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

     The Audit Committee reviewed SilverStream's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with management. Management is responsible for SilverStream's internal controls and the financial reporting process. SilverStream's independent accountants are responsible for performing an independent audit of SilverStream's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with SilverStream's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of SilverStream's financial statements;

     - SilverStream's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

     - changes in SilverStream's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to SilverStream; and

     - the adequacy of SilverStream's internal controls and accounting, financial and auditing personnel.

     Management represented to the Audit Committee that SilverStream's financial statements had been prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, SilverStream's independent auditors. SAS 61 requires SilverStream's independent auditors to discuss with SilverStream's Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     SilverStream's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from SilverStream. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to SilverStream is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to SilverStream's Board of Directors that the audited financial statements be included in SilverStream's Annual Report on Form 10-K for the year ended December 31, 2000.

     By the Audit Committee of the Board of Directors of SilverStream.

                                          AUDIT COMMITTEE

                                          Richard D'Amore
                                          Timothy Barrows
                                          Paul J. Severino

COMPARATIVE STOCK PERFORMANCE

     The graph set forth below compares the cumulative total stockholder return on our common stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment and
(B) the difference between our share price at the end of the period and on August 17, 1999, the date of our initial public offering, by (ii) the share price at August 17, 1999) for the period from August 17, 1999 through December 31, 2000 with the cumulative return over such period of (i) IBM, Microsoft Corporation, Sun Microsystems, Inc., Oracle Corporation, Vignette Corporation, BEA Systems, Inc. Art Technology Group., Inc. and BroadVision, Inc. (the "Peer Group Index 2000") (ii) IBM, Microsoft Corporation, Sun Microsystems, Inc, Oracle Corporation, Allaire Corporation, BEA Systems, Inc., and Bluestone Software (the "Peer Group Index 1999") and (iii) The Nasdaq Stock Market (U.S.) Index. As a result of our transition from a purely application server software vendor to an eBusiness Web platform vendor, the peer group for 1999 was no longer representative of our business model. Consequently, the peer group for 2000 was changed from the peer group for 1999 to substitute the purely application server software companies with eBusiness platform companies. The graph assumes the investment of $100 in our common stock (at the initial public offering price) and in each of such indices (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

                                      SILVERSTREAM SOFTWARE,     PEER GROUP INDEX       PEER GROUP INDEX        NASDAQ MARKET
                                               INC.                    2000                   1999                  INDEX
                                      ----------------------     ----------------       ----------------        -------------
8/17/99                                       100.00                  100.00                 100.00                 100.00
9/30/99                                        98.81                  105.83                 105.63                 100.14
12/31/99                                      377.78                  141.43                 139.35                 147.91
3/31/00                                       234.52                  147.90                 146.23                 168.29
6/30/00                                       183.33                  131.13                 129.03                 144.74
9/29/00                                        95.63                  122.69                 121.69                 133.57
12/29/00                                       65.48                   83.86                  83.48                  89.76

                                    8/17/99   9/30/99   12/31/99   3/31/00   6/30/00   9/29/00   12/29/00
SilverStream Software, Inc........  $100.00   $ 98.81   $377.78    $234.52   $183.33   $ 95.63    $65.48
Peer Group Index 2000.............  $100.00   $105.83   $141.43    $147.90   $131.13   $122.69    $83.86
Peer Group Index 1999.............  $100.00   $105.63   $139.35    $146.23   $129.03   $121.69    $83.48
NASDAQ Market Index...............  $100.00   $100.14   $147.91    $168.29   $144.74   $133.57    $89.76

          PROPOSAL 2 -- APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
                           1997 STOCK INCENTIVE PLAN

     In the opinion of the Board of Directors, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key employees. Under our Amended and Restated 1997 Stock Incentive Plan (the "1997 Stock Plan"), we are currently authorized to grant options to purchase up to an aggregate of 6,000,000 shares of common stock to our officers, directors, employees, consultants and advisors. As of February 28, 2001, there were 589,230 shares available for future grant under the 1997 Stock Plan. Accordingly, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1997 Stock Plan increasing the number of shares of common stock authorized for issuance under the 1997 Stock Plan from 6,000,000 shares to 7,000,000 shares.

     THE BOARD OF DIRECTORS BELIEVES THAT THIS AMENDMENT TO THE 1997 STOCK PLAN IS IN THE BEST INTERESTS OF SILVERSTREAM AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

     The following is a summary of the 1997 Stock Plan:

SUMMARY OF THE 1997 STOCK PLAN

     The following summary is qualified in its entirety by reference to the 1997 Stock Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 1997 Stock Plan may be obtained from our Secretary.

TYPES OF AWARDS

     The 1997 Stock Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights (collectively, "Awards").

     Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the our voting power). Options may not be granted for a term in excess of ten years. The 1997 Stock Plan permits the following forms of payment of the exercise price of options:
(i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) surrender to us of shares of our common stock, (iii) delivery to us of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1997 Stock Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, directors, employees, consultants and advisors and any individuals who have accepted an offer for employment with SilverStream and our subsidiaries are eligible to be granted Awards under the 1997

Stock Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 1997 Stock Plan may not exceed 250,000 shares per calendar year.

PLAN BENEFITS

     As of February 28, 2001, approximately 810 people were eligible to receive Awards under the 1997 Stock Plan, including our nine executive officers and three non-employee directors. The granting of Awards under the 1997 Stock Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

ADMINISTRATION

     The 1997 Stock Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Stock Plan and to interpret the provisions of the 1997 Stock Plan. The Board has authorized the Compensation Committee to administer certain aspects of the 1997 Stock Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Stock Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     In the event of a merger or other acquisition event, the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide (i) that all unexercised options will become exercisable in full prior to the acquisition event and will terminate immediately prior to the consummation of such acquisition event or (ii) for cash payment in exchange for such options. Upon the occurrence of a merger or other acquisition event, our repurchase and other rights under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation. The Board of Directors will specify the effect of a merger or other acquisition event on any other Award at the time the Award is granted.

     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 1997 Stock Plan.

AMENDMENT OR TERMINATION

     No Award may be made under the 1997 Stock Plan after June 9, 2009, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Stock Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Stock Plan and with respect to the sale of common stock acquired under the 1997 Stock Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the Award is granted and the purchase price paid for the common stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant's basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the date the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or on the date the Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 1997 Stock Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying common stock.

TAX CONSEQUENCES TO SILVERSTREAM

     The grant of an Award under the 1997 Stock Incentive Plan generally will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 1997 Stock Incentive Plan will have any tax consequences to us. We generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Stock Incentive Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the year ending December 31, 2001. Ernst & Young LLP has audited our financial statements for each fiscal year since our inception. Although stockholder approval of our selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the 2001 Annual Meeting of Stockholders, the Board of Directors may reconsider the selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR CONFIRMATION OF SUCH SELECTION.

     Independence of Accountants. Ernst & Young LLP acted as our independent auditors for the fiscal year ended December 31, 2000. Our management and the Audit Committee believe, on the basis of the relevant facts and circumstances pertaining to that firm's engagement by us, that Ernst & Young LLP satisfies the requirements for independence from us.

     Audit Fees. In fiscal 2000, we incurred $166,600 in professional fees from Ernst & Young LLP in connection with the audit of our annual financial statements for the fiscal year ended December 31, 1999 and for the reviews of the financial statements included in our quarterly reports for the fiscal year ended December 31, 2000.

     Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not bill us for any professional services rendered to us and our affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

     All Other Fees. For all other services, we incurred an aggregate of $371,574 in fees to Ernst & Young LLP during the fiscal year ended December 31, 2000, including audit related services of $367,064 and non-audit services of $4,510. Audit-related services generally include fees for 401(K) and statutory audits, business acquisitions, accounting consultations and SEC registration statements.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     We will bear all proxy solicitation costs. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than December 4, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). The required notice must be made in writing and delivered to or mailed and received by the Secretary at our principal executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced more than 20 days or delayed more than 70 days from such anniversary date, the required notice of stockholder nominations must be delivered or received not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of (i) the 70th day prior to the annual meeting and (ii) the 10th day following the day notice of the date of the annual meeting was mailed or publicly disclosed, whichever occurs first.

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR TO VOTE BY TELEPHONE OR INTERNET. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE SECRETARY OF THE COMPANY.

                                          By Order of the Board of Directors,

                                          DAVID LITWACK SIGNATURE

                                          President and Chief Executive Officer

April 3, 2001

APPENDIX A -- AUDIT COMMITTEE CHARTER
APPENDIX B -- AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The audit committee of the board of directors is comprised of Rich D'Amore, Tim Barrows, and Paul Severino, directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

     - Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

     - Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     - Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

     - Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

     - On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

     - Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     - Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                                                      Appendix B


                           SILVERSTREAM SOFTWARE, INC.

                 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this Amended and Restated 1997 Stock Incentive Plan (the "Plan") of SilverStream Software, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.   ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   ADMINISTRATION, DELEGATION

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.   STOCK AVAILABLE FOR AWARDS

     (a) NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 6,000,000 shares of Common Stock, $.001 par value per share of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 250,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code ("Section 162(m)").

5.   STOCK OPTIONS

     (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option certificate, provided, however, that the exercise price shall not be less than 50% of the fair market value of the Common Stock, as determined by the Board at the time the Option is granted.

     (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option certificate, provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise (including electronic notice) or by any other form of notice approved by the Board and by payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement or option certificate, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by ) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4)  to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)  by any combination of the above permitted forms of payment.

     (g) SUBSTITUTE OPTIONS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.   RESTRICTED STOCK

     (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c)  ACQUISITION EVENTS

          (1) DEFINITION. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) CONSEQUENCES OF AN ACQUISITION EVENT ON OPTIONS. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition

Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Option (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

          (3) CONSEQUENCES OF AN ACQUISITION EVENT ON RESTRICTED STOCK AWARDS. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          (4) CONSEQUENCES OF AN ACQUISITION EVENT ON OTHER AWARDS. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.   GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

     (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                  DETACH HERE


                                     PROXY

                          SILVERSTREAM SOFTWARE, INC.

                               TWO FEDERAL STREET
                         BILLERICA, MASSACHUSETTS 01821

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2001
     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Common Stock of SilverStream Software, Inc., a Delaware corporation, hereby appoints David R. Skok, David A. Litwack and Craig
A. Dynes, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the company that the undersigned is entitled to vote at SilverStream's 2001 Annual Meeting of Stockholders, to be held on Tuesday, May 1, 2001, at 10:00 a.m., local time, at Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109 and at any adjournments or postponements thereof.

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE

- -----------------                             ----------------
VOTE BY TELEPHONE                             VOTE BY INTERNET
- -----------------                             ----------------

It's fast, convenient, and immediate!         It's fast, convenient, and
Call Toll-Free on a Touch-Tone Phone          your vote is immediately
1-877-PRX-VOTE (1-877-779-8683).              confirmed and posted.

- ----------------------------------------      ----------------------------------
Follow these four easy steps:                 Follow these four easy steps:

  1.  Read the accompanying Proxy             1.  Read the accompanying Proxy
      Statement/Prospectus and                    Statement/Prospectus and
      Proxy Card.                                 Proxy Card.

  2.  Call the toll-free number               2.  Go to the Website
      1-877-PRX-VOTE (1-877-779-8683).            http://www.eproxyvote.com/sssw

  3.  Enter your 14-digit Voter Control       3.  Enter your 14-digit Voter
      Number located on your Proxy Card           Control Number located on your
      above your name.                            Proxy Card above your name.

  4.  Follow the recorded instructions.       4.  Follow the instructions
                                                  provided.
- ----------------------------------------      ----------------------------------

YOUR VOTE IS IMPORTANT!                       YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                  Go to http://eproxyvote.com/sssw
                                              anytime!
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET







                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.
1.  Election of Directors.
    NOMINEES: (01) David A. Litwack and (02) Richard A. D'Amore
                         FOR           WITHHELD
                         [ ]             [ ]



[ ] ____________________________________________________________
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

                                                         FOR   AGAINST   ABSTAIN
2.  Approve the amendment to the Amended and
    Restated 1997 Stock Incentive Plan.                  [ ]     [ ]       [ ]

3.  Ratify the appointment of Ernst & Young LLP as
    independent auditors.                                [ ]     [ ]       [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                                [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                              [ ]

THE SIGNATURE ON THIS PROXY SHOULD CORRESPOND EXACTLY WITH STOCKHOLDER'S NAME AS PRINTED TO THE LEFT. IN THE CASE OF JOINT TENANTS, CO-EXECUTORS OR CO-TRUSTEES, BOTH SHOULD SIGN. PERSONS SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN SHOULD GIVE THEIR FULL TITLE.

VOTES MUST BE INDICATED [X] IN BLACK OR BLUE INK.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

Signature:_____________________________ Date:___________________


Signature:_____________________________ Date:___________________